SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01 Regulation FD Disclosure
In a news release issued on June 18, 2013 we highlighted rating actions announced by A. M. Best on June 17, 2013. A. M Best upgraded The ProAssurance Group, which consists of ProAssurance Casualty Company, ProAssurance Indemnity Company, Inc., and ProAssurance Specialty Insurance Company, Inc., to “A+ (Superior). A. M. Best also upgraded Medmarc Casualty Insurance Company and Noetic Specialty Insurance Company to “A” (Excellent). Ratings for Podiatry Insurance Company of America and PACO Assurance Company, Inc. were affirmed at “A” (Excellent) and “A-” (Excellent), respectively. The outlook for all ratings is Stable. A copy of our news release highlighting these actions is included in this filing as Exhibit 99.1 and included in this item by reference.

We are also providing a copy of materials we will use for domestic and international investor meetings during the month of June 2013. The materials are included as Exhibit 99.2 and incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits
99.1 News release highlighting rating actions by A. M. Best that were announced on June 17, 2013.
99.2 Investor materials to be used in domestic and international investor meetings during June 2013.
We are furnishing Exhibits 99.1  and 99.2 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosure. These exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 18, 2013

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President